ARTICLES OF INCORPORATION
                                                        OF
                              LAS VEGAS SPORTS AND CELEBRITY HALL OF FAME, INC.

     THE UNDERSIGNED natural person who is at least eighteen years of age, for the purpose of forming a private corporation under and subject to the provisions of NRS 78.010, et seq., hereby adopts the following articles of incorporation.

                                                     ARTICLE I

     NAME: The name of the Corporation shall be Las Vegas Sports and Celebrity Hall of Fame, Inc. (hereinafter referred to as the "corporation")

                                                    ARTICLE II

     DURATION:  The corporation shall have perpetual existence.

                                                    ARTICLE III

     PRINCIPAL OFFICE AND RESIDENT AGENT: The principal office of the corporation shall be located at 105 East Reno Suite A-9, Las Vegas, Nevada 89119. The initial resident agent at such address is David L. Christensen. The board of directors may establish, from time to time, other places of business within and without the State of Nevada for the conduct of it's business.

                                                    ARTICLE IV

     BUSINESS ACTIVITIES: The purpose of the corporation shall be to engage in any lawful activity and any activities, necessary, convenient, or desirable to accomplish such purpose, and to do all the other things incidental thereto which are not forbidden by law or by these articles of incorporation.

                                                     ARTICLE V

     SHARES OF STOCK: The total number of authorized shares of the corporation is 25,000 common voting shares of the par value of $1.00 per share. The consideration for the issuance of shares may be paid in whole or in part, in money, labor, services, property or other things of value. When payment of the consideration for the shares has been received by the corporation, such shares shall be deemed to be fully paid. The judgement of the board of directors as to the value of the consideration for the shares shall be conclusive.


                                                    ARTICLE VI

     DIRECTORS: The business and affairs of the corporation shall be conducted by a board of directors. The number of directors shall



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not be less than three,  except  beneficially and of record by either one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. The number of directors shall be set forth in the bylaws of the corporation and may be changed from time to time. Directors need not be shareholders of the corporation nor residents of Nevada, but must be at least 18 years old.

     The following persons shall constitute the initial board of directors until their successors are elected:
NAME: Mr. David L. Christensen ADDRESS: 105 East Reno, Suite A-9, Las Vegas, NV 89119.
NAME:  Mr. Scott Darst  ADDRESS: 300 S. 4th., Suite 805, Las Vegas,
NV 89101.
NAME:  Mr. Robert L. Moore  ADDRESS: 300 S. 4th., Suite 805, Las
Vegas, NV 89101.
NAME:  Mr. Ron Williams  ADDRESS: 105 East Reno, Suite A-9, Las
Vegas, NV 89119.

     The directors may, at any time prior to the first meeting of the board of directors, elect or appoint additional directors not exceeding the number set forth in the bylaws to serve until their successors are elected and qualified. Thereafter, vacancies on the board of directors, however arising, may be filled at any time and from time to time by the remaining directors.
     The successors of the first board of directors shall be elected at the annual meeting of the shareholders, to be held on the date and at the time provided in the bylaws. The directors shall hold office for one year, or until their successors shall have been duly elected and qualified as provided for in the bylaws; provided, however, that any one or more of the directors may be removed with or without cause at any time by a vote or written consent of the shareholders representing not less than two thirds (2/3) of the issued and outstanding capital stock entitled by voting power.
     The board of directors shall elect or appoint a president, a secretary, a treasurer, a resident agent, and such other officers or agents for the administration of the business of the corporation as it shall from time to time determine. Such persons need not be shareholders of the corporation nor members of the board of directors.

                                                    ARTICLE VII

     DIRECTORS' CONTRACTS: No contract or other transaction between this corporation and one or more of its directors or any other person, partnership, corporation, firm, association or entity in which one or more of this corporation's directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratifies such contract or transaction, because his, her, or their votes are counted for such purpose and each such director of this



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corporation is hereby  released from liability  which might otherwise exist from such contract if: (a) the fact of such a relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves or ratifies the contract or transaction; (b) the contract or transaction is approved by sufficient vote or consent without counting the votes or consents of such interested director; (c) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or
(d) the contract or transaction is fair and reasonable to the corporation. If the fact of such relationship or interest is known, then the common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

                                                   ARTICLE VIII

     LIMITED LIABILITY OF OFFICERS AND DIRECTORS: No officer or director of the corporation or its shareholders for damages for breach of a fiduciary duty as a director or officer other than for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of laws of, or (b) the payment of dividends in violation of NRS 78.600.
     The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.
     The corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them, including but not limited to legal fees, judgements and penalties which may be incurred, rendered or levied in any legal action brought against any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the corporation.

                                                    ARTICLE IX

     ASSESSMENTS: To the extent permitted by law, the private property of each and every shareholder, officer and director of the corporation, real or personal, tangible or intangible, now owned or hereafter acquired by any of them, is and shall be forever exempt from all debts and obligations of the corporation of any kind whatsoever. No paid-up stock and no stock issued as fully paid up shall be subject to any assessment to pay any debt of the corporation.

                                                     ARTICLE X




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     NO  PREEMPTIVE  RIGHTS:  Except as may  otherwise  provided by the board of directors of the corporation, no holder of any shares of the stock of the corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.


                                                    ARTICLE XI

     CUMULATIVE VOTING: At each election of directors of the corporation, each holder of common stock of the corporation is entitled to as many votes as the number of such shareholder's shares of stock multiplied by the number of directors to be elected. A shareholder may cast all of such votes for a single director or may distribute them among the number of directors to be elected as such shareholder may see fit. As to all matters other than the election of directors, each shareholder shall be entitled to one (1) vote for each share of stock registered in such shareholder's name on the books of the corporation.

                                                    ARTICLE XII

     AMENDMENT: These articles of incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.


     IN WITNESS WHEREOF, the undersigned incorporator has executed these articles of incorporation on this 31 day of January, 1994.




     David L. Christensen

STATE OF NEVADA                    )
                                   )ss.
COUNTY OF CLARK                    )

        On this 31 day of January, 1991, before me, personally appeared David L. Christensen, who acknowledged to me that he executed the above articles of incorporation of LAS VEGAS SPORTS AND CELEBRITY HALL OF FAME, Inc.




        NOTARY PUBLIC



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